                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-98362, Form S-3 No. 333-03205, Form S-3 No. 333-03596, Form
S-3, No. 333-13363, and Form S-8, No. 52-1802283) of The Mills Corporation and in the related Prospectuses of our report dated February 16, 1998, except for the first paragraph of Note 10, as to which the date is March 3, 1998, with respect to the consolidated financial statements and schedule of The Mills Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                       ERNST & YOUNG LLP


Washington, D.C.
March 27, 1998